Exhibit 99.1

Lead BET Inhibitor, VYN201, Significantly Reduces Expression of Several Key Pro-Inflammatory Cytokines in Preclinical Studies

-	VYN201 exhibits anti-inflammatory effect in preclinical data similar to a super-potent glucocorticosteroid

-	VYN201 appeared well-tolerated in mice, as seen through animal body weight and skin condition

-	VYN201 also demonstrates stronger inhibition of key Th17 cytokines in ex vivo data with human skin tissue when directly compared to JAK1/2 inhibitor, ruxolitinib

BRIDGEWATER, N.J., October 26, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced preclinical data showing that its pan-bromodomain and extra-terminal (“BET”) inhibitor, VYN201, significantly reduced the expression of several key pro-inflammatory cytokines relevant to Th17-mediated autoimmune diseases in an animal model and an ex vivo human tissue study. The pathogenesis of many autoimmune diseases is linked to the proliferation and activity of Th17 cells, which include several diseases that VYNE is evaluating for its VYN201 program.

“We are encouraged by the evolving therapeutic profile of our lead topical BET inhibitor, VYN201,” said David Domzalski, VYNE’s Chief Executive Officer. “In collaboration with our newly formed scientific advisory board, we look forward to presenting additional VYN201 data as we continue to advance this promising and highly differentiated product candidate across our immuno-inflammatory development programs.”

As announced in August 2021, VYNE is focusing its R&D capabilities to advance its proprietary pipeline, featuring the BET inhibitor compounds recently licensed from In4Derm Limited. VYN201 is a first-in-class topical “soft” pan-bromodomain BET inhibitor that is designed to control multiple pro-inflammatory pathways while mitigating systemic drug exposure. VYN201 is being developed for topical applications, potentially including rare neutrophilic dermatoses.

Preclinical Model of Th17 Inflammation

VYNE’s proprietary formulation of VYN201 was evaluated in a well-established preclinical model in which dorsal depilated mice are topically dosed with imiquimod cream to induce a Th17 inflammation pathology over a 7-day induction phase. A further 7-day treatment phase evaluated three doses of VYN201 (0.001%, 0.01% and 0.1% concentrations) compared to a class 1 super-potent glucocorticosteroid product positive control (clobetasol propionate 0.05% cream) and vehicle control. Further, an imiquimod-naive control group (healthy control group) was included for VYN201 vehicle treatment.

Key findings from the study:

•	A dose-dependent improvement in the signs and symptoms of inflammation was observed for VYN201 treatment groups.

o	Treatment with VYN201 0.1% resulted in a 94% reduction in the composite inflammation severity score of erythema and scaling, relative to the vehicle control group at treatment day 7.

o	Animals treated with VYN201 0.1% experienced a reduction in inflammation comparable to those treated with the class 1 super-potent glucocorticosteroid clobetasol propionate 0.05% cream.

o	Corresponding dose-dependent reductions were observed across all treatment groups in Th17-relevant cytokine biomarkers of inflammation, including IL-1β, IL-17, IL-6, IL-36 and TNFα for VYN201-treated animals.

•	Treatment with VYN201 at all concentrations appeared well-tolerated based on the following observations:

o	Animals treated with VYN201 continued to gain body weight in a similar manner to the healthy control group, whereas animals treated with clobetasol propionate cream 0.05% had a mean body weight loss of approximately 17% compared to the animals treated with VYN201 0.1%.

o	Animals treated with VYN201 had no evidence of dermal tolerance issues, consistent with the healthy control group, whereas animals treated with clobetasol propionate 0.05% cream had significant skin atrophy as evidenced by deep wrinkling and rhytides (fine wrinkles), marked dermal translucency and loss of elasticity.

Ex-vivo Anti-inflammatory Effect on Human Skin Tissue Compared to Ruxolitinib (JAK1/2 Inhibitor)

An ex vivo human skin tissue study was also conducted. Human skin biopsy tissue was stimulated to induce a Th17 immuno-phenotype using a method derived from Feghali-Bostwick et al.1 In the study, the release of several key pro-inflammatory cytokines were substantially reduced when Th17-stimulated human skin tissue was treated with VYN201, resulting in greater than 95% inhibition of IL-17, IL-36 and CXCL10 release relative to vehicle control. VYN201 also demonstrated a superior anti-inflammatory effect on these cytokines when compared to the JAK1/2 inhibitor, ruxolitinib, at identical concentrations.

About Bromodomain and Extra-Terminal Domain (BET) Inhibitors

BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”), and recent research has determined a key role for these BET proteins in regulating B cell and T cell activation and subsequent inflammatory processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. Inhibiting BET proteins blocks cytokine transcription and therefore may have significant therapeutic potential across a wide variety of immuno-inflammatory/fibrotic and myeloproliferative neoplastic disorders. A topically applied BET inhibitor product has the possibility to positively impact diseases involving multiple, diverse inflammatory cell signaling pathways that are active in rare neutrophilic dermatoses. Furthermore, bromodomain 2 selective oral BET inhibitors may present as more conveniently-administered non-biologic treatment options for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common.

1.	Garrett S.M., Zhao Q., and Feghali-Bostwick C. (2019) Induction of a Th17 phenotype in human skin – a mimic of dermal inflammatory diseases, Methods and Protocols, 2, 45

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions. VYNE is working to develop and commercialize a variety of therapies for major immuno-inflammatory conditions and rare skin diseases with high unmet medical need. The Company’s unique and proprietary pipeline includes FMX114 for the treatment of mild-to-moderate atopic dermatitis and access to a library of bromodomain & extra-terminal (BET) domain inhibitors in both topical and oral forms for the treatment of major immuno-inflammatory conditions and rare skin diseases.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development of VYNE’s product candidate, VYN201, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome and cost of preclinical and clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s preclinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the development of VYN201 or VYNE’s approved products; the COVID-19 pandemic and its impact on our business operations and liquidity including our ability to progress a preclinical or clinical trial; the potential patient base and commercial potential of VYN201 or any of VYNE’s other product candidates; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the markets in which we compete; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.